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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 15, 2002 (July 15, 2002)


                               CONTOUR ENERGY CO.
             (Exact name of registrant as specified in its charter)

       Delaware                      0-25214                    76-0447267
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                            Identification No.)

                            1001 McKinney, Suite 900
                              Houston, Texas 77002
             (Address of Registrant's principal executive offices)

                                 (713) 652-5200
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)



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Item 3. Bankruptcy or Receivership

     On July 15, 2002, Contour Energy Co., a Delaware corporation (the "Company"), filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), a petition for reorganization under Chapter 11 of the United States Bankruptcy Code, Case No. 02-37740-H2-11. The Company's subsidiaries, Contour Energy E&P, LLC (Case No. 02-37741-H2-11), Kelley Operating Company, Ltd. (Case No. 02-37744-H2-11),
Concorde Gas Marketing, Inc. (Case No. 02-37743-H2-11), Concorde Gas Intrastate, Inc. (Case No. 02-37742-H2-11) and Petrofunds, Inc. (Case No. 02-37745-H2-11),
also filed Chapter 11 petitions with the Bankruptcy Court on July 15, 2002. Also, following extensive negotiations with an informal committee of holders of more than 75% of their 10 3/8% subordinated notes (the "Ad Hoc Committee"), the Company and its subsidiaries filed a Joint Plan of Reorganization (the "Plan") and a Disclosure Statement regarding the Plan with the Bankruptcy Court embodying the terms of the proposed restructuring of the Company and its affiliates. The Plan provides, among other things, for payment of the claims of holders of the Company's 14% senior secured notes (the "Senior Notes") to be funded with a commercial bank credit facility to be negotiated by the Company in conjunction with new mezzanine debt financing contemplated by the Ad Hoc Committee. The Company is seeking the financing required to consummate the Plan but there is no assurance that the Company will be able to obtain adequate financing to satisfy the conditions in the Plan. In addition, the Plan contemplates the exchange of the Company's subordinated notes for substantially all of the equity interests in the reorganized entity and the payment of $750,000 cash pro rata to existing shareholders of Company common stock. The Bankruptcy Court has not approved the Plan, and the Company cannot make any assurance that the Bankruptcy Court will approve the Plan in its current form.

     Further, the Company has reached an agreement with the majority holder of its Senior Notes and with the Senior Notes trustee for the use of cash collateral, subject to the further approval of the Bankruptcy Court. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Company and its subsidiaries, as debtors and debtors in possession, will continue to manage and operate their assets and businesses subject to the supervision and orders of the Bankruptcy Court.

     On July 15, 2002, the Company issued a press release announcing the foregoing bankruptcy filings. Such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

a. Financial Statement of Business Acquired

     None.

b. Pro Forma Financial Information

     None.



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c. Exhibits

        99.1     Press Release of Contour Energy Co. dated July 15, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     DATED this 15th day of July, 2002.



                                 CONTOUR ENERGY CO.


                                 By:      /s/ Rick G. Lester
                                    ------------------------------------------
                                          Rick G. Lester,
                                          Executive Vice President and Chief
                                          Financial Officer